UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 16, 2007
VISTEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (800)-VISTEON
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 16, 2007, the Board of Directors of Visteon Corporation (the “Company”) appointed Michael J. Widgren to the position of Vice President, Corporate Controller and Chief Accounting Officer, effective as of May 16, 2007. The Company’s press release relating to the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In connection with the appointment, Mr. Widgren will receive an annual base salary of $280,000 and his 2007 annual incentive bonus opportunity will be increased to 50% of his eligible base salary. Also, the Company awarded Mr. Widgren 7,500 restricted stock units, which will vest after three years, and 15,000 stock appreciation rights, which will vest annually in equal one-third increments. Mr. Widgren also will receive other benefits that are consistent with the Company’s compensation policies for similarly situated officers.
     Mr. Widgren, age 39, was previously the Company’s Assistant Corporate Controller, a position he held since joining the Company in October 2005. Before joining the Company, he was the Chief Accounting Officer of Federal-Mogul Corporation since January 2005, and the Director of Accounting and Reporting of Federal-Mogul Corporation prior thereto.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     At the Annual Meeting of Stockholders of the Company held on May 16, 2007, the stockholders approved amendments to the Company’s Amended and Restated Certificate of Incorporation, as described in the Company’s Proxy Statement dated April 9, 2007 relating to the Annual Meeting (the “Proxy Statement”), to provide for the phased elimination over three years of the Company’s classified Board of Directors and certain ancillary changes to reflect the absence of a classified Board (the “Declassification Amendment”). The Declassification Amendment was submitted to the State of Delaware by the Company on May 17, 2007 and became effective upon filing. A copy of the Amended and Restated Certificate of Incorporation of the Company reflecting the Declassification Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
     Effective upon the adoption of the Declassification Amendment, the Company’s Amended and Restated By-Laws (the “By-Laws”) were amended to reflect the phased elimination over three years of the Company’s classified Board as described in the Proxy Statement. Prior to their amendment, the By-Laws permitted removal of directors only for cause and required the affirmative vote of at least a majority of the outstanding shares. Upon adoption of the Declassification Amendment, the By-Laws were amended so that these requirements will continue to apply to the Class II and Class III directors during the remainder of their terms expiring in 2008 and 2009, respectively. The By-Laws were also amended: to provide that the directors elected at the Annual Meeting held on May 16, 2007, and at future annual meetings, will be removable “with or without cause” upon the affirmative vote of the holders of a majority of the outstanding shares; and to make certain ancillary changes. A copy of the Amended and Restated By-Laws of the Company reflecting these changes is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Company, as amended through May 17, 2007.

3.2	Amended and Restated By-Laws of the Company, as amended through May 17, 2007.

99.1	Press release dated May 18, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION
Date: May 22, 2007	By:	/s/ William G. Quigley III
William G. Quigley III
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Page
3.1	Amended and Restated Certificate of Incorporation of Visteon Corporation, as amended through May 17, 2007.

3.2	Amended and Restated By-Laws of Visteon Corporation, as amended through May 17, 2007.

99.1	Press release dated May 18, 2007.